Exhibit 99.1

Elastic N.V. Reports Strong Second Quarter Fiscal 2020 Financial Results

Q2 Revenue of $101.1 million; Up 59% year-over-year (63% in constant currency)

SaaS Revenue of $20.6 million, Up 106% year-over-year (114% in constant currency)

Calculated Billings of $125.3 million, Up 41% year-over-year (45% in constant currency)

MOUNTAIN VIEW, Calif. & AMSTERDAM, The Netherlands, December 4, 2019 -- Elastic N.V. (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch and the Elastic Stack, announced strong results for its second quarter of fiscal 2020 (ended October 31, 2019).

Second Quarter Fiscal 2020 Financial Highlights

●	Total revenue was $101.1 million, an increase of 59% year-over-year, or 63% on a constant currency basis.
●	SaaS revenue was $20.6 million, an increase of 106% year-over-year, or 114% on a constant currency basis.
●	Calculated billings was $125.3 million, an increase of 41% year-over-year, or 45% on a constant currency basis.
●	Deferred revenue was $201.3 million, an increase of 58% year-over-year.
●	GAAP operating loss was $52.0 million; GAAP operating margin was -51%.
●	Non-GAAP operating loss was $18.4 million; non-GAAP operating margin was -18%.
●	GAAP net loss per share was $0.64; non-GAAP net loss per share was $0.22.
●	Operating cash flow was $0.3 million with free cash flow of -$1.4 million.
●	Cash and cash equivalents were $305.2 million as of October 31, 2019.

“We’re pleased with our constant currency revenue growth of 63% year-over-year in Q2,” said Shay Banon, Elastic’s founder and chief executive officer. “Closing the acquisition of Endgame is an exciting step toward realizing our vision for applying search to multiple use cases, as we are now able to offer users a powerful threat hunting solution with superior endpoint protection.”

Second Quarter Fiscal 2020 Key Metrics and Recent Business Highlights

Key Customer Metrics:

●	Total subscription customer count was over 9,700, compared to over 8,800 in Q1.

●	Total customer count with ACV greater than $100,000 was over 525, compared to over 475 in Q1.
●	Subscription revenue represented 91% of total revenue.
●	Net Expansion Rate continued to be greater than 130%.

Product releases and other business highlights:

●	Completed the acquisition of Endgame, Inc., a leader in endpoint security and threat prevention, detection, and response.
●

Introduced Elastic Endpoint Security, a leading endpoint protection solution that integrates with Elastic SIEM in the Elastic Stack, and eliminates endpoint pricing, enabling organizations to automatically and flexibly respond to threats in real time, whether in the cloud, on-premises, or in hybrid environments.

●	Released versions 7.4 and 7.5 of the Elastic Stack introducing:
○	Observability improvements that allow for monitoring more data and services and several key integrations between APM, logging, and security data.
○	Elastic Maps and Elastic SIEM integration that allows real-time live data to be searched and explored in maps.
○	Kibana Lens (preview) for a fast and intuitive way to craft visualizations with a drag-and-drop experience.
○	Elastic Enterprise Search (preview) with new connectors for Microsoft SharePoint Online, Office 365, OneDrive, and ServiceNow.
○	Machine learning enhancements, including a new UI in Kibana to manage outlier detection jobs and more pre-built machine learning jobs in Elastic SIEM.
●	Released version 2.4 of Elastic Cloud Enterprise (ECE) introducing:
○	Elastic App Search (preview), making it possible to add App Search as part of a deployment with a simple slider experience.
○	New ECE proxy that brings improved stability, fault tolerance, and simpler deployment management with new API endpoints.
●	Released Elastic Cloud on Kubernetes 1.0 (preview) introducing:
○

StatefulSets, allowing for even faster upgrades and configuration changes, as well as better usability when leveraging Elasticsearch architectures, such as hot-warm-cold, driving significant value for observability and security analytics use cases.

●

Announced the general availability of the Elasticsearch Service on Google Cloud Platform (GCP) Marketplace, simplifying procurement for GCP customers with consolidated billing; expanded availability in London, Sydney, and N. Virginia.

●	Launched the availability of the Elasticsearch Service on Microsoft Azure (preview) in Virginia and the Netherlands; expanded availability in Washington and Singapore.

●

Held 12 successful Elastic{ON} Tour events to engage with Elastic’s community of users, customers, and partners in Toronto, Chicago, Boston, Minneapolis, Washington D.C., Munich, San Jose, London, Amsterdam, Dallas, New York, and Barcelona, with waitlists driven by strong demand.

●	Nominated Alison Gleeson to join Elastic’s Board of Directors. Gleeson is a globally recognized executive who was previously Cisco Systems, Inc.'s Senior Vice President, Americas.

Financial Outlook

The Company is providing the following guidance:

For its third quarter of fiscal 2020 (ending January 31, 2020):

●	Total revenue is expected to be between $106 million and $108 million.
●	Non-GAAP operating margin is expected to be between -26.0% and -24.0%.
●	Non-GAAP net loss per share is expected to be between $0.36 and $0.34, assuming between 80.5 million and 81.5 million weighted average ordinary shares outstanding.

For its fiscal year 2020 (ending April 30, 2020):

●	Total revenue is expected to be between $415 million and $417 million.
●	Non-GAAP operating margin is expected to be between -23.0% and -22.0%, including approximately -2% related to the acquisition of Endgame.
●	Non-GAAP net loss per share is expected to be between $1.24 and $1.17, assuming between 78 million and 80 million weighted average ordinary shares outstanding.

See the section titled “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future.

Conference Call and Webcast

Elastic’s executive management team will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET/ 11:00 p.m. CET to discuss the Company’s financial results and business outlook. A live audio webcast of the conference call will be available through Elastic’s Investor Relations website at ir.elastic.co. Slides will accompany the webcast. The replay of the webcast and slides will be available for two months.

About Elastic

Elastic is a search company. As the creators of the Elastic Stack (Elasticsearch, Kibana, Beats, and Logstash), Elastic builds self-managed and SaaS offerings that make data usable in real time and at scale for use cases like application search, site search, enterprise search, logging, APM, metrics, security, business analytics, and many more.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Elastic’s financial results as determined in accordance with U.S. GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of this press release titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements which include, but are not limited to, expected financial results for the fiscal quarter ending October 31, 2019 and the fiscal year ending April 30, 2020. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: our future financial performance, including our expectations regarding our revenue; cost of revenue; gross profit or gross margin; and operating expenses (including changes in sales and marketing, research and development and general and administrative expenses); our ability to achieve, and maintain, future profitability; our ability to continue to deliver and improve our offerings and successfully develop new offerings; customer acceptance and purchase of our existing offerings and new offerings; our ability to maintain and expand our user and customer base; the market for our products not continuing to develop; competition from other products; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our business strategy and our plan to build our business; our ability to effectively manage our growth; the pace of change and innovation in the markets in which we participate and the competitive nature of those markets; our international expansion strategy; our service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; our operating results and cash flows; our strategy of acquiring complementary businesses and our ability to successfully integrate acquired businesses and technologies; our relationships with third parties, including partners; our ability to protect our intellectual property rights; our ability to develop our brands; our ability to attract and retain qualified employees and key personnel; the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; the impact of our acquisition of Endgame, Inc. on our operating margin; the impact of our acquisition of Endgame, Inc. on Elastic’s future product offerings; and general market, political, economic and business conditions. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended April 30, 2019 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Contact Information

Anthony Luscri

Elastic Investor Relations

ir@elastic.co

(650) 695-1055

Dan Reidy

press@elastic.co

Elastic N.V.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2019	2018	2019	2018
Revenue
License - self-managed	$12,272	$10,204	$22,179	$17,444
Subscription - self-managed and SaaS	79,407	48,232	151,890	92,601
Total subscription revenue	91,679	58,436	174,069	110,045
Professional services	9,427	5,139	16,747	10,174
Total revenue	101,106	63,575	190,816	120,219
Cost of revenue
Cost of license - self-managed	158	97	255	194
Cost of subscription - self-managed and SaaS	19,741	12,870	37,636	23,071
Total cost of revenue - subscription	19,899	12,967	37,891	23,265
Cost of professional services	8,862	5,620	17,121	10,879
Total cost of revenue	28,761	18,587	55,012	34,144
Gross profit	72,345	44,988	135,804	86,075
Operating expenses
Research and development	38,478	25,332	73,660	44,313
Sales and marketing	54,020	34,634	106,031	65,056
General and administrative	31,808	12,092	50,376	22,191
Total operating expenses	124,306	72,058	230,067	131,560
Operating loss	(51,961)	(27,070)	(94,263)	(45,485)
Other income, net	1,684	264	2,615	860
Loss before income taxes	(50,277)	(26,806)	(91,648)	(44,625)
Provision for (benefit from) income taxes	(304)	733	94	1,492
Net loss	$(49,973)	$(27,539)	$(91,742)	$(46,117)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.64)	$(0.63)	$(1.20)	$(1.20)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	77,772,406	43,978,770	76,202,865	38,471,641

Elastic N.V.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

(Unaudited)

	October 31, 2019	April 30, 2019
Assets
Current assets:
Cash and cash equivalents	$305,246	$298,000
Restricted cash	2,302	2,280
Accounts receivable, net of allowance for doubtful accounts of $1,495 and $1,411 as of October 31, 2019 and April 30, 2019, respectively	78,920	81,274
Deferred contract acquisition costs	14,778	17,215
Prepaid expenses and other current assets	31,859	30,872
Total current assets	433,105	429,641
Property and equipment, net	8,002	5,448
Goodwill	198,797	19,846
Operating lease right-of-use assets	40,177	-
Intangible assets, net	58,463	6,723
Deferred contract acquisition costs, non-current	14,456	8,935
Deferred tax assets	2,255	1,748
Other assets	11,534	13,397
Total assets	$766,789	$485,738

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$10,064	$4,450
Accrued expenses and other liabilities	21,818	18,740
Accrued compensation and benefits	44,978	22,147
Operating lease liabilities	7,733	-
Deferred revenue	180,156	158,243
Total current liabilities	264,749	203,580
Deferred revenue, non-current	21,175	12,423
Operating lease liabilities, non-current	34,137	-
Other liabilities, non-current	13,572	6,723
Total liabilities	333,633	222,726

Commitments and contingencies
Shareholders’ equity:
Convertible preference shares, €0.01 par value; 165,000,000 shares authorized, 0 shares issued and outstanding as of October 31, 2019 and April 30, 2019	-	-
Ordinary shares, par value €0.01 per share: 165,000,000 shares authorized; 80,412,842 and 73,675,083 shares issued and outstanding as of October 31, 2019 and April 30, 2019, respectively	829	754
Treasury stock	(369)	(369)
Additional paid-in capital	843,997	581,135
Accumulated other comprehensive loss	(2,482)	(1,431)
Accumulated deficit	(408,819)	(317,077)
Total shareholders’ equity	433,156	263,012
Total liabilities and shareholders’ equity	$766,789	$485,738

Elastic N.V.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2019	2018	2019	2018
Cash flows from operating activities
Net loss	$(49,973)	$(27,539)	$(91,742)	$(46,117)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	2,050	1,466	3,338	3,008
Amortization of deferred contract acquisition costs	7,198	4,829	13,921	8,848
Non-cash operating lease cost	1,667	-	3,014	-
Stock-based compensation expense	14,416	11,239	27,187	16,904
Non-cash acquisition expense settled with shares	8,834	-	8,834	-
Deferred income taxes	(690)	42	(671)	910
Other	323	15	323	15
Changes in operating assets and liabilities, net of impact of business acquisitions:
Accounts receivable, net	(18,678)	(11,772)	4,850	(2,624)
Deferred contract acquisition costs	(11,510)	(9,617)	(17,025)	(14,136)
Prepaid expenses and other current assets	(3,389)	(5,900)	(819)	(4,857)
Other assets	851	68	1,906	733
Accounts payable	1,916	1,685	4,204	4,867
Accrued expenses and other liabilities	6,238	4,778	3,372	7,655
Accrued compensation and benefits	18,031	4,820	16,214	1,666
Operating lease liabilities	(1,505)	-	(2,788)	-
Deferred revenue	24,511	25,310	24,478	27,678
Net cash provided by (used in) operating activities	290	(576)	(1,404)	4,550
Cash flows from investing activities
Purchases of property and equipment	(1,645)	(836)	(3,230)	(1,172)
Business acquisitions, net of cash acquired	(24,373)	-	(24,373)	(1,986)
Net cash used in investing activities	(26,018)	(836)	(27,603)	(3,158)
Cash flows from financing activities
Net proceeds from issuance of ordinary shares in initial public offering	-	269,514	-	269,514
Proceeds from issuance of ordinary shares upon exercise of stock options	19,455	2,133	39,568	2,782
Payment of withholding taxes related to acquisition expense settled in shares	(2,834)	-	(2,834)	-
Repurchase of early exercised options	-	-	-	(500)
Repayment of notes payable	(30)	-	(60)	(20)
Payment of deferred offering costs	-	(2,302)	-	(2,302)
Net cash provided by financing activities	16,591	269,345	36,674	269,474
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(728)	(449)	(399)	(1,628)
Net increase in cash, cash equivalents, and restricted cash	(9,865)	267,484	7,268	269,238
Cash, cash equivalents, and restricted cash, beginning of period	317,413	53,363	300,280	51,609
Cash, cash equivalents, and restricted cash, end of period	$307,548	$320,847	$307,548	$320,847

Elastic N.V.

REVENUE BY TYPE

(amounts in thousands, except percentages)

(Unaudited)

	Three Months Ended October 31,				Six Months Ended October 31,
	2019		2018		2019		2018
		% of		% of		% of		% of
		Total		Total		Total		Total
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Self-managed subscription	$71,030	71%	$48,406	76%	$135,842	71%	$89,718	75%
License	12,272	12%	10,204	16%	22,179	11%	17,444	15%
Subscription	58,758	59%	38,202	60%	113,663	60%	72,274	60%
SaaS	20,649	20%	10,030	16%	38,227	20%	20,327	17%
Total subscription revenue	91,679	91%	58,436	92%	174,069	91%	110,045	92%
Professional services	9,427	9%	5,139	8%	16,747	9%	10,174	8%
Total revenue	$101,106	100%	$63,575	100%	$190,816	100%	$120,219	100%

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

CALCULATED BILLINGS

(amounts in thousands)

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2019	2018	2019	2018
Total revenue	$101,106	$63,575	$190,816	$120,219
Add: Increase in total deferred revenue	24,511	25,310	24,478	27,678
Less: Increase in unbilled accounts receivable	(362)	(361)	(599)	(155)
Calculated billings	$125,255	$88,524	$214,695	$147,742

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

FREE CASH FLOW

(amounts in thousands, except percentages)

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$290	$(576)	$(1,404)	$4,550
Less: Purchases of property and equipment	(1,645)	(836)	(3,230)	(1,172)
Free cash flow	$(1,355)	$(1,412)	$(4,634)	$3,378
Net cash used in investing activities	$(26,018)	$(836)	$(27,603)	$(3,158)
Net cash provided by financing activities	$16,591	$269,345	$36,674	$269,474
Net cash provided by (used in) operating activities (as a percentage of total revenue)	0%	(1)%	(0)%	4%
Less: Purchases of property and equipment (as a percentage of total revenue)	(1)%	(1)%	(2)%	(1)%
Free cash flow margin	(1)%	(2)%	(2)%	3%

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the three months ended October 31, 2019

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Employer Payroll Taxes on Employee Stock Transactions	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment (1)	Non-GAAP (2)
Cost of revenue
Cost of license - self-managed	$158	-	-	(158)	-	-	$-
Cost of subscription - self-managed and SaaS	$19,741	(946)	(166)	(861)	-	-	$17,768
Total cost of revenue - subscription	$19,899	(946)	(166)	(1,019)	-	-	$17,768
Cost of professional services	$8,862	(638)	(86)	-	-	-	$8,138
Total cost of revenue	$28,761	(1,584)	(252)	(1,019)	-	-	$25,906
Gross profit	$72,345	1,584	252	1,019	-	-	$75,200
Gross margin (2)	71.6%	1.6%	0.2%	1.0%	0.0%		74.4%
Operating expenses
Research and development	$38,478	(5,870)	(888)	-	-	-	$31,720
Sales and marketing	$54,020	(4,658)	(1,887)	(379)	(113)	-	$46,983
General and administrative	$31,808	(2,304)	(753)	-	(13,849)	-	$14,902
Total operating expenses	$124,306	(12,832)	(3,528)	(379)	(13,962)	-	$93,605
Operating loss	$(51,961)	14,416	3,780	1,398	13,962	-	$(18,405)
Operating margin (2)	(51.4)%	14.3%	3.7%	1.4%	13.8%		(18.2)%
Other income, net	$1,684	-	-	-	-	-	$1,684
Loss before income taxes	$(50,277)	14,416	3,780	1,398	13,962	-	$(16,721)
Provision for (benefit from) income taxes	$(304)	-	-	-	-	757	$453
Tax rate (2)	0.6%						(2.7)%
Net loss	$(49,973)	14,416	3,780	1,398	13,962	(757)	$(17,174)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(0.64)	$0.19	$0.05	$0.02	$0.18	$(0.01)	$(0.22)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments.  Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 77,772,406 weighted-average shares, basic and diluted.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the three months ended October 31, 2018

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Employer Payroll Taxes on Employee Stock Transactions (4)	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment (1)	Non-GAAP (2)
Cost of revenue
Cost of license - self-managed	$97	-	-	(97)	-	-	$-
Cost of subscription - self-managed and SaaS	$12,870	(680)	-	(637)	-	-	$11,553
Total cost of revenue - subscription	$12,967	(680)	-	(734)	-	-	$11,553
Cost of professional services	$5,620	(227)	-	-	-	-	$5,393
Total cost of revenue	$18,587	(907)	-	(734)	-	-	$16,946
Gross profit	$44,988	907	-	734	-	-	$46,629
Gross margin (2)	70.8%	1.4%	0.0%	1.2%	0.0%		73.3%
Operating expenses
Research and development	$25,332	(4,685)	-	-	(174)	-	$20,473
Sales and marketing	$34,634	(2,762)	-	(40)	-	-	$31,832
General and administrative	$12,092	(2,885)	-	-	(53)	-	$9,154
Total operating expenses	$72,058	(10,332)	-	(40)	(227)	-	$61,459
Operating loss	$(27,070)	11,239	-	774	227	-	$(14,830)
Operating margin (2)	(42.6)%	17.7%	0.0%	1.2%	0.4%		(23.3)%
Other income, net	$264	-	-	-	-	-	$264
Loss before income taxes	$(26,806)	11,239	-	774	227	-	$(14,566)
Provision for income taxes	$733	-	-	-	-	1,611	$2,344
Tax rate (2)	(2.7)%						(16.1)%
Net loss	$(27,539)	11,239	-	774	227	(1,611)	$(16,910)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(0.63)	$0.26	$-	$0.02	$0.01	$(0.04)	$(0.38)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments.  Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 43,978,770 weighted-average shares, basic and diluted.
(4)	Information not meaningful for period presented.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the six months ended October 31, 2019

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Employer Payroll Taxes on Employee Stock Transactions	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment (1)	Non-GAAP (2)
Cost of revenue
Cost of license - self-managed	$255	-	-	(255)	-	-	$-
Cost of subscription - self-managed and SaaS	$37,636	(1,861)	(300)	(1,397)	-	-	$34,078
Total cost of revenue - subscription	$37,891	(1,861)	(300)	(1,652)	-	-	$34,078
Cost of professional services	$17,121	(1,199)	(120)	-	-	-	$15,802
Total cost of revenue	$55,012	(3,060)	(420)	(1,652)	-	-	$49,880
Gross profit	$135,804	3,060	420	1,652	-	-	$140,936
Gross margin (2)	71.2%	1.6%	0.2%	0.9%	0.0%		73.9%
Operating expenses
Research and development	$73,660	(10,831)	(1,648)	-	(34)	-	$61,147
Sales and marketing	$106,031	(8,966)	(2,481)	(408)	(113)	-	$94,063
General and administrative	$50,376	(4,330)	(1,360)	-	(16,287)	-	$28,399
Total operating expenses	$230,067	(24,127)	(5,489)	(408)	(16,434)	-	$183,609
Operating loss	$(94,263)	27,187	5,909	2,060	16,434	-	$(42,673)
Operating margin (2)	(49.4)%	14.2%	3.1%	1.1%	8.6%		(22.4)%
Other income, net	$2,615	-	-	-	-	-	$2,615
Loss before income taxes	$(91,648)	27,187	5,909	2,060	16,434	-	$(40,058)
Provision for income taxes	$94	-	-	-	-	1,114	$1,208
Tax rate (2)	(0.1)%						(3.0)%
Net loss	$(91,742)	27,187	5,909	2,060	16,434	(1,114)	$(41,266)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(1.20)	$0.36	$0.08	$0.03	$0.22	$(0.01)	$(0.54)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 76,202,865 weighted-average shares, basic and diluted.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the six months ended October 31, 2018

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Employer Payroll Taxes on Employee Stock Transactions (4)	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment (1)	Non-GAAP (2)
Cost of revenue
Cost of license - self-managed	$194	-	-	(194)	-	-	$-
Cost of subscription - self-managed and SaaS	$23,071	(1,093)	-	(1,213)	-	-	$20,765
Total cost of revenue - subscription	$23,265	(1,093)	-	(1,407)	-	-	$20,765
Cost of professional services	$10,879	(404)	-	-	-	-	$10,475
Total cost of revenue	$34,144	(1,497)	-	(1,407)	-	-	$31,240
Gross profit	$86,075	1,497	-	1,407	-	-	$88,979
Gross margin (2)	71.6%	1.2%	0.0%	1.2%	0.0%		74.0%
Operating expenses
Research and development	$44,313	(6,782)	-	-	(348)	-	$37,183
Sales and marketing	$65,056	(4,614)	-	(77)	-	-	$60,365
General and administrative	$22,191	(4,011)	-	-	(259)	-	$17,921
Total operating expenses	$131,560	(15,407)	-	(77)	(607)	-	$115,469
Operating loss	$(45,485)	16,904	-	1,484	607	-	$(26,490)
Operating margin (2)	(37.8)%	14.1%	0.0%	1.2%	0.5%		(22.0)%
Other income, net	$860	-	-	-	-	-	$860
Loss before income taxes	$(44,625)	16,904	-	1,484	607	-	$(25,630)
Provision for income taxes	$1,492	-	-	-	-	2,282	$3,774
Tax rate (2)	(3.3)%						(14.7)%
Net loss	$(46,117)	16,904	-	1,484	607	(2,282)	$(29,404)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(1.20)	$0.44	$-	$0.04	$0.02	$(0.06)	$(0.76)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 38,471,641 weighted-average shares, basic and diluted.
(4)	Information not meaningful for period presented.

About Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the non-GAAP measures listed below are useful in evaluating our operating performance. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with U.S. GAAP has been provided in the financial statement tables included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, and amortization of acquired intangible assets. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Operating Loss and Non-GAAP Operating Margin

We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP operating loss and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Net Loss Per Share

We define non-GAAP net loss per share as GAAP net loss per share, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses and the tax effects related to the foregoing. We believe non-GAAP net loss per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Free Cash Flow and Free Cash Flow Margin

Free cash flow is a non-GAAP financial measure that we define as net cash (used in) provided by operating activities less purchases of property and equipment. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that, after the purchases of property and equipment, can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments.

Calculated Billings

We define calculated billings as total revenue plus the increase in total deferred revenue as presented on or derived from our consolidated statements of cash flows less the (increase) decrease in total unbilled accounts receivable in a given period. Calculated billings exclude deferred revenue and unbilled accounts receivable acquired through acquisitions. We typically invoice our customers annually in advance, and to a lesser extent multi-year in advance, quarterly in advance, monthly in advance, monthly in arrears or upon delivery. Our management uses calculated billings to understand and evaluate our near term cash flows and operating results.

Constant Currency

We compare the percent change in certain results from one period to another period using constant currency information to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. In presenting this information, current and comparative prior period results are converted into United States dollars at the exchange rates in effect on the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.